Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 12, 2009, relating to the consolidated financial statements and financial statement schedule of AtriCure, Inc. and subsidiary and the effectiveness of AtriCure, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of AtriCure, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 16, 2009